EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

I, Aleks Kins, the President and Chief Executive Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures III LLC on behalf of itself and its Series, WC Diversified Series (the “Series”), certify that (i) the Quarterly Report of the Series on Form 10-Q for the period ending September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: November 14, 2011

By:	/s/ Aleks Kins

Aleks Kins

President and Chief Executive Officer AlphaMetrix, LLC